   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997

                                                      REGISTRATION NO. 333-37373
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------
                                 TELIGENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                DELAWARE                                    4812                                   54-1866562
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                               ------------------

                               8065 LEESBURG PIKE
                                VIENNA, VA 22182
                                 (703) 762-5100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               LAURENCE E. HARRIS
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 TELIGENT, INC.
                               8065 LEESBURG PIKE
                                VIENNA, VA 22182
                                 (703) 762-5100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------


                                   Copies to:

                        MARK C. SMITH                                                  ROBERT EVANS III
           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                                  SHEARMAN & STERLING
                       919 THIRD AVENUE                                              599 LEXINGTON AVENUE
                   NEW YORK, NEW YORK 10022                                        NEW YORK, NEW YORK 10022
                        (212) 735-3000                                                  (212) 848-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                   TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM                   AMOUNT OF
                SECURITIES TO BE REGISTERED                    AGGREGATE OFFERING PRICE(1)         REGISTRATION FEE(2)
Senior Notes due 2007.......................................          $  250,000,000                    $   75,758
Senior Discount Notes due 2007..............................          $  150,000,000                    $   45,455
Total.......................................................          $  400,000,000                    $  121,213

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR

DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee.........................................   $121,213
NASD filing fee.............................................................................   $ 30,500
Printing and engraving expenses.............................................................      *
Blue Sky fees and expenses..................................................................      *
Legal fees and expenses.....................................................................      *
Accounting fees and expenses................................................................      *
Trustee fees and expenses...................................................................      *
Miscellaneous...............................................................................      *
                                                                                               --------
     Total..................................................................................   $  *
                                                                                               --------
                                                                                               --------

------------------
* To be filled in by amendment.

     All of the amounts shown are estimates except for the fee payable to the Securities and Exchange Commission and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW (THE 'DGCL')

     Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Article Eighth of the Company's Certificate of Incorporation will provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by Article Eighth will include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The rights to indemnification and to the advance of expenses conferred in Article Eighth will not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, the By-Laws of the Company, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

AMENDED AND RESTATED BY-LAWS

     Section 1 of Article VIII of the By-laws will provide that subject to
Section 3 of Article VIII, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 2 of Article VIII of the By-laws will provide that subject to
Section 3 of Article VIII, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3 of Article VIII of the By-laws will provide that any indemnification under Article VIII (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     Section 5 of Article VIII of the By-laws will provide that, notwithstanding any contrary determination in the specific case under Section 3 of Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of
Article VIII. The basis of such indemnification by a court will be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of Article VIII nor the absence of any determination thereunder will be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification will also be entitled to be paid the expense of prosecuting such application.

     Section 7 of Article VIII of the By-laws will provide that the indemnification and advancement of expenses provided by or granted pursuant to
Article VIII will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the

Company that indemnification of the persons specified in Sections 1 and 2 of
Article VIII shall be made to the fullest extent permitted by law. The provisions of Article VIII will not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

     Section 8 of Article VIII of the By-laws will provide that the Company may purchase and maintain insur-ance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Article VIII.

     Section 11 of Article VIII of the By-laws will provide that notwithstanding anything contained in Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 thereof), the Company will not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

INSURANCE

     The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

UNDERWRITING AGREEMENT

     The Underwriting Agreement will provide for the indemnification against certain liabilities of the directors and officers of the Company and certain controlling persons under certain circumstances, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In September 1997, in connection with the Company's incorporation, the Company issued 100 shares of Common Stock to Teligent, L.L.C. for consideration of $10. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     Pursuant to the Agreement and Plan of Merger dated as of October 6, 1997, at or immediately prior to consummation of the Offerings, the Company will issue an aggregate of 1,831,410 shares of Class A Common Stock and 44,426,299 shares of Class B Common Stock to the holders of Teligent, L.L.C. member interests (including the shares issued to Nippon Telegraph and Telephone Company described in the following paragraph). Such issuances will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     Pursuant to the Securities Purchase Agreement dated as of September 30, 1997, at or immediately prior to consummation of the Offering, the Company will issue and sell to Nippon Telegraph and Telephone Company or an affiliate thereof 3,470,040 shares of Series B-3 Common Stock for a purchase price of $60 million in cash. Such issuance will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

ITEM 16. EXHIBITS

     (a) The following is a list of exhibits filed as part of this Registration Statement.

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    1.1       --   Form of Purchase Agreement.(3)
    3.1       --   Form of Certificate of Incorporation of Registrant.(3*)


 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    3.2       --   Form of By-laws of Registrant.(3*)
    4.1       --   Form of Stockholders Agreement.(3)
    4.2       --   Form of Indenture between the Registrant, as issuer, and First Union National Bank, as Trustee, relating to Registrant's Senior Notes due 2007, including form of Note.(3)
    4.3       --   Form of Indenture between the Registrant, as issuer, and First Union National Bank, as Trustee, relating to Registrant's Senior Discount Notes due 2007, including form of Note.(3)
    4.4       --   Form of Pledge Agreement between Registrant, as issuer, and First Union National Bank, as Escrow
                   Agent, relating to Registrant's Senior Notes due 2007.(3)
    4.5       --   Form of Certificate for the Class A Common Stock.(3)
    5.1       --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Notes.(3)
    8.1       --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to certain tax matters.(1**)
   10.1       --   Employment Agreement, dated August 19, 1996, between Associated Communications, L.L.C. and Alex J.
                   Mandl.(3)
   10.2       --   Stock Contribution Agreement, dated as of March 10, 1997, among Associated Communications, L.L.C.,
                   Firstmark Communications, Inc. and Lynn Forester.(3)
   10.3       --   Securities Purchase Agreement, dated as of September 30, 1997, by and among Teligent, L.L.C.,
                   Microwave Services, Inc., Digital Services Corporation and Nippon Telegraph and Telephone
                   Corporation.(3)
   10.4       --   Form of Registration Rights Agreement, by and among Teligent, L.L.C. and Nippon Telegraph and
                   Telephone Corporation.(3)
   10.5       --   Form of Technical Services Agreement, by and among Teligent, L.L.C. and NTT America, Inc.(3)
   10.6       --   Agreement, dated September 29, 1997, among Teligent, L.L.C., Digital Services Corporation,
                   Telcom-DTS Investors, L.L.C., Microwave Services, Inc., The Associated Group, Inc. and certain other parties.(3)
   10.7       --   Agreement and Plan of Merger, dated as of October 6, 1997, by and between Teligent, Inc. and
                   Teligent, L.L.C.(3)
   10.8       --   Form of Lease Agreement, dated as of July 22, 1997, for the 8065 Leesburg Pike, Vienna, Virginia
                   office space lease between NHP Incorporated and Teligent, L.L.C.(3)
   10.9       --   Form of Teligent, Inc. 1997 Stock Incentive Plan.(3)
   10.10      --   Financing Commitment Letter of Intent, dated October 28, 1997, by and between Northern Telecom
                   Inc. and Teligent, Inc.(3)
   10.11      --   Promissory Note, dated February 1, 1997, by Kirby G. Pickle, Jr. to Associated Communications,
                   L.L.C.(3)
   10.12      --   Promissory Note, dated October 29, 1997, by Abraham L. Morris to Associated Communications,
                   L.L.C.(3)
   10.13      --   Promissory Note, dated August 5, 1997, by Laurence E. Harris to Associated Communications,
                   L.L.C.(3)
   10.14      --   Promissory Note, dated April 7, 1997, by Steven F. Bell to Associated Communications, L.L.C.(3)
   11.1       --   Statement of Computation of Per Share Earnings.(3)
   21.1       --   Subsidiaries of the Company.(3)
   23.1       --   Consent of Ernst & Young LLP.(3)
   23.2       --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be contained in Exhibit 5).(3)

   24.1       --   Power of Attorney.(3)
   25.1       --   Form T-1 (Statement of Eligibility and Qualification under the Trust Indenture Act of 1939) of
                   First Union National Bank relating to the Senior Notes Indenture.(3)


 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
   25.2       --   Form T-1 (Statement of Eligibility and Qualification under the Trust Indenture Act of 1939) of
                   First Union National Bank relating to the Senior Discount Notes Indenture.(3)

------------------
(1) Filed herewith.
(2) To be filed by amendment.
(3) Previously filed.
  * To be effective prior to consummation of the Offering.

 ** Amended.

     (b) Financial Data Schedules. All required information is set forth in the financial statements included in the Prospectus constituting part of this Registration Statement.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN VIRGINIA, ON NOVEMBER 20, 1997.

                                          TELIGENT, INC.


                                          By:         /s/ ALEX J. MANDL
     -----------------------------------
                                             Name:  Alex J. Mandl
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  -------------------------------------------   ---------------------
            /s/ ALEX J. MANDL               Chairman of the Board, Chief Executive            November 20, 1997
------------------------------------------  Officer and Director
              Alex J. Mandl

                    *                       Senior Vice President and Chief Financial         November 20, 1997
------------------------------------------  Officer (Principal Financial Officer)
            Abraham L. Morris

                    *                       Vice President and                                November 20, 1997
------------------------------------------  Controller (Principal Accounting Officer)
             Cindy L. Tallent

                    *                       Director                                          November 20, 1997
------------------------------------------
             Myles P. Berkman

                    *                       Director                                          November 20, 1997
------------------------------------------
             David J. Berkman

                    *                       Director                                          November 20, 1997
------------------------------------------
            William H. Berkman

                    *                       Director                                          November 20, 1997
------------------------------------------
              Rajendra Singh


          *By: /s/ ALEX J. MANDL
              Alex J. Mandl
             Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   ---------------------------------------------------------------------------------------------   ---------
    1.1       --   Form of Purchase Agreement.(3)
    3.1       --   Form of Certificate of Incorporation of Registrant.(3*)
    3.2       --   Form of By-laws of Registrant.(3*)
    4.1       --   Form of Stockholders Agreement.(3)
    4.2       --   Form of Indenture between the Registrant, as issuer, and First Union National Bank, as
                   Trustee, relating to Registrant's Senior Notes due 2007, including form of Note.(3)
    4.3       --   Form of Indenture between the Registrant, as issuer, and First Union National Bank, as
                   Trustee, relating to Registrant's Senior Discount Notes due 2007, including form of
                   Note.(3)
    4.4       --   Form of Pledge Agreement between Registrant, as issuer, and First Union National Bank, as Escrow Agent, relating to Registrant's Senior Notes due 2007. (3)
    4.5       --   Form of Certificate for the Class A Common Stock.(3)
    5.1       --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the
                   Notes.(3)
    8.1       --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to certain tax matters.(1**)
   10.1       --   Employment Agreement, dated August 19, 1996, between Associated Communications, L.L.C.
                   and Alex J. Mandl.(3)
   10.2       --   Stock Contribution Agreement, dated as of March 10, 1997, among Associated
                   Communications, L.L.C., Firstmark Communications, Inc. and Lynn Forester.(3)
   10.3       --   Securities Purchase Agreement, dated as of September 30, 1997, by and among Teligent,
                   L.L.C., Microwave Services, Inc., Digital Services Corporation and Nippon Telegraph and
                   Telephone Corporation.(3)
   10.4       --   Form of Registration Rights Agreement, by and among Teligent, L.L.C. and Nippon
                   Telegraph and Telephone Corporation.(3)
   10.5       --   Form of Technical Services Agreement, by and among Teligent, L.L.C. and NTT America,
                   Inc.(3)
   10.6       --   Agreement, dated September 29, 1997, among Teligent, L.L.C., Digital Services
                   Corporation, Telcom-DTS Investors, L.L.C., Microwave Services, Inc., The Associated
                   Group, Inc. and certain other parties.(3)
   10.7       --   Agreement and Plan of Merger, dated as of October 6, 1997, by and between Teligent,
                   Inc. and Teligent, L.L.C.(3)
   10.8       --   Form of Lease Agreement, dated as of July 22, 1997, for the 8065 Leesburg Pike, Vienna,
                   Virginia office space lease between NHP Incorporated and Teligent, L.L.C.(3)
   10.9       --   Form of Teligent, Inc. 1997 Stock Incentive Plan.(3)
   10.10      --   Financing Commitment Letter of Intent, dated October 28, 1997, by and between Northern
                   Telecom Inc. and Teligent, Inc.(3)
   10.11      --   Promissory Note, dated February 1, 1997, by Kirby G. Pickle, Jr. to Associated
                   Communications, L.L.C.(3)
   10.12      --   Promissory Note, dated October 29, 1997, by Abraham L. Morris to Associated
                   Communications, L.L.C.(3)
   10.13      --   Promissory Note, dated August 5, 1997, by Laurence E. Harris to Associated
                   Communications, L.L.C.(3)
   10.14      --   Promissory Note, dated April 7, 1997, by Steven F. Bell to Associated Communications,
                   L.L.C.(3)

   11.1       --   Statement of Computation of Per Share Earnings.(3)
   21.1       --   Subsidiaries of the Company.(3)
   23.1       --   Consent of Ernst & Young LLP.(3)
   23.2       --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be contained in Exhibit 5).(3)
   24.1       --   Power of Attorney.(3)
   25.1       --   Form T-1 (Statement of Eligibility and Qualification under the Trust Indenture Act of
                   1939) of First Union National Bank relating to the Senior Notes Indenture.(3)
   25.2       --   Form T-1 (Statement of Eligibility and Qualification under the Trust Indenture Act of
                   1939) of First Union National Bank relating to the Senior Discount Notes Indenture.(3)

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(1) Filed herewith.
(2) To be filed by amendment.
(3) Previously filed.

 *  To be effective prior to consummation of the Offering.

**  Amended.